UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007

INTEGRAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28353	98-0163519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Orchard Dr., Suite 7, Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 752-1982

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 25, 2007, Integral Technologies, Inc. (“Integral”) announced that it had entered into an Amendment One to Manufacturing Agreement (“Amendment One”) with Jasper Rubber Products, Inc. (“Jasper”).  The effective date of the original Manufacturing Agreement was November 21, 2006.  The effective date of the Amendment One was July 19, 2007.

The primary purposes of the Amendment One were 1) to replace in its entirety Section 4 of the Manufacturing Agreement, concerning “Pricing, Invoicing and Payment” and 2) to authorize Jasper to sell, on Integral’s behalf, products incorporating Integral’s ElectriPlast technology.  As revised by the Amendment One, Section 4 now reflects more definitive information concerning definitions and calculations of “hourly payment”, “sales royalties”, “gross margin”, “manufacturing costs” and “payment terms”.  These revisions were mutually agreed upon by the parties following several months of production test-runs and cost evaluations.

The foregoing description does not constitute a complete summary of the terms of the Amendment One to Manufacturing Agreement and reference is made to the complete text of the Amendment One, a copy of which is attached as an exhibit to this report and is incorporated by reference herein.

Except as provided in the Amendment One, all of the terms and conditions of the original Manufacturing Agreement remain in full force and effect.

A Patent License Agreement dated August 25, 2006, between Integral and Jasper, pursuant to which Integral granted to Jasper the rights to use Integral’s proprietary ElectriPlast technology for specific applications within Jasper’s customer base, remains in full force and effect.

Item 7.01.  Regulation FD.

On July 25, 2007, Integral issued a press release to announce the Amendment One to the Manufacturing Agreement with Jasper Rubber Products, Inc., which is described above under Item 1.01.  A copy of the press release is attached as an exhibit hereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description

10.28	Amendment One to Manufacturing Agreement between Integral and Jasper Rubber Products, Inc. dated July 19, 2007. (Filed herewith.)

99.10	Press release dated July 25, 2007. (Filed herewith.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integral Technologies, Inc.

By:	/s/ William A. Ince
William A. Ince, President

Date:  July 30, 2007

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EXHIBIT INDEX

Exhibit	Description

10.28	Amendment One to Manufacturing Agreement between Integral and Jasper Rubber Products, Inc. dated July 19, 2007. (Filed herewith.)

99.10	Press release dated July 25, 2007. (Filed herewith.)